DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4298
(775) 684 5708
Website: secretaryofstate.biz

# Articles of Incorporation
(PURSUANT TO NRS 78)

Entity # E0724262005-4
Document Number: 20050502216-63
Date Filed: 10/25/2005 10:00:20 AM
In the office of
Dean Heller
Secretary of State

*Important. Read attached instructions before completing form.* ABOVE SPACE IS FOR OFFICE USE ONLY

| | |
|---|---|
| 1. Name of Corporation: | LANGUAGE ENTERPRISES CORP. |
| 2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served) | Inc. Plan of Nevada<br>Name<br>613 Saddle Rider Court, Henderson, NEVADA 89015<br>Street Address, City, Zip Code<br>Optional Mailing Address, City, State, Zip Code |
| 3. Shares: (number of shares corporation authorized to issue) | Number of shares with par value: 100,000,000 Par value: $ .001 Number of shares without par value: |
| 4. Names & Addresses of Board of Directors/Trustees: (attach additional page if there is more than 3 directors/trustees) | 1. Jonathan Stuart Moore<br>Name<br>13747 57A Avenue, Surrey, BC, V3X 2V6<br>Street Address, City, State, Zip Code<br>2. Naomi Moore<br>Name<br>13747 57A Avenue, Surrey, BC, V3X 2V6<br>Street Address, City, State, Zip Code<br>3.<br>Name<br>Street Address, City, State, Zip Code |
| 5. Purpose: (optional-see instructions) | The purpose of this Corporation shall be: |
| 6. Names, Address and Signature of Incorporator. (attach additional page if there is more than 1 incorporator) | Caroline Quigley<br>Name Signature: Caroline Quigley<br>26C Trolley Square, Wilmington, DE, 19806<br>Address, City, State, Zip Code |
| 7. Certificate of Acceptance of Appointment of Resident Agent: | I hereby accept appointment as Resident Agent for the above named corporation.<br>Caroline Quigley, Inc. Plan of Nevada 10/25/2004<br>Authorized Signature of R. A. or On Behalf of R. A. Company, Date |